                               SUBLEASE AGREEMENT

         THIS SUBLEASE AGREEMENT is made and entered into this    day of
April, 2000 between SAMUEL MARRAZZO and MARGARET MARRAZZO, husband and wife, (hereinafter "Landlord") and YARDVILLE NATIONAL BANK, organized and existing under the laws of United States of America (hereinafter "Tenant") for a portion of the premises, as hereinafter defined, located at 1400 Parkway Avenue, Trenton, New Jersey.

         In consideration of the rents, covenants and conditions hereinafter reserved and contained, Landlord hereby agrees to lease to Tenant, and Tenant hereby agrees to hire from Landlord, the Leased Premises described herein.

         Landlord and Tenant agree that the terms and conditions of this sublease are as set forth in this Sublease Agreement and the attached General Terms of Lease including, without limitation, the exhibits or riders referred to in the General Terms of Lease, all of which are incorporated herein and are hereinafter referred to collectively as the "Lease."

1. BACKGROUND.

         On December 21, 1973, Ewing Associates (hereinafter "Lessor") executed a Lease Agreement (hereinafter "Ewing Lease") with The Grand Union Company (hereinafter "Lessee") for the premises known as 1400 Parkway Avenue, Ewing Township, Mercer County, New Jersey (hereinafter "Premises"). A true and correct copy of the Ewing Lease is attached hereto, incorporated herein and marked as Exhibit A.

         On July 9, 1979, The Grand Union Company (hereinafter "Sublessor") executed a Sublease Agreement (hereinafter "Grand Union Lease") with Frankford Quaker Grocery Company (hereinafter "Frankford"). Fleming Companies, Inc., an Oklahoma corporation, (hereinafter "Sublessee") is successor in interest by merger to Frankford. A true and correct copy of the Grand Union Lease is attached hereto, incorporated herein and marked as Exhibit B.

         On October 22, 1999, Fleming Companies, Inc., (hereinafter "Fleming") entered into a Sub-Sublease Agreement (hereinafter "Fleming Lease") with Marrazzo's Market at Ewing, L.L.C., a New Jersey Limited Liability Company, (hereafter "Marrazzo's Market"). A copy of the Fleming Lease is attached hereto as Exhibit C. By Agreement of Assignment dated March 30, 2000, Marrazzo's Market assigned the Fleming Lease to Samuel Marrazzo and Margaret Marrazzo, husband and wife. A true and correct copy of the Agreement of Assignment is attached hereto and marked as Exhibit D.

         Landlord herein has now agreed to Sublease a portion of the Premises to Tenant herein to be used a full service banking facility. Fleming has consented to this Sublease Agreement.

         The terms of the Ewing Associates Lease, Grand Union Lease and Fleming Lease, hereinabove referred, are herein incorporated by reference with like force and effect as if the same had been fully set out, and Tenant herein acknowledges receipt of true and correct copies of all of said Leases.

2. CONSTRUCTION; PREPARATION FOR OCCUPANCY; PLANS AND SPECIFICATIONS.

         Tenant agrees to be singularly responsible for and to construct or cause to be constructed the facility which Tenant will require to operate a full service banking facility, namely, the Leased Premises. This banking facility shall be constructed in strict accordance with plans and specifications approved by Landlord. Said plans and specifications are attached hereto and incorporated herein, marked as Exhibit E. All said improvements are to be made in strict compliance with any governmental or quasigovernmental body having jurisdiction over such construction and use. All construction is to be carried out in a manner that is compatible with ongoing construction that is taking place simultaneously therewith.

         Tenant shall obtain or cause its contractors, agents, servants, workmen or any person used in the construction of the facility described above to provide insurance naming Landlord as an additional insured or protecting Landlord from any loss or liability whatsoever caused by or resulting from the construction of the Leased Premises as set forth in this paragraph. Tenant further agrees to indemnify and hold harmless Landlord from any action, cause of action, claim or loss resulting from any and all of said activity.

         All work shall be done in a good and workmanlike manner and in strict compliance with all applicable laws and lawful ordinances, by-laws, regulations and orders of governmental authority and of the insurers of the Demised Premises, and Tenant shall be responsible for payment of any and all utilities used in the construction thereof.

3. DEFINITIONS.

         For purposes of this Sublease, and any supplement(s), amendment(s), or modification(s) thereof, the terms listed below shall have the following meanings:

         "LANDLORD":        SAMUEL MARRAZZO and MARGARET MARRAZZO
                            husband and wife

         ADDRESS:           c/o Marrazzo's Thriftway
                            1091 Washington Boulevard
                            Robbinsville, New Jersey 08691

          "TENANT":         YARDVILLE NATIONAL BANK

          ADDRESS:          2465 Kuser Road
                            Trenton, New Jersey 08690

"ADDITIONAL RENT" shall mean Tenant's Pro Rata Share of all of the common area expenses and other charges for which Sub-Subtenant is responsible under the terms of the Ewing Lease, Grand Union Lease or Fleming Lease as provided in
Article 4 of the General Terms of Lease.

"BASE RENT" shall mean, for the initial term of this Sublease, the sum of $ [See attached Exhibit 1] per year which will be payable at the monthly rate of $ [See attached Exhibit 1] as provided in Article 4 of the General Terms of Lease.

"BILLING ADDRESS" shall mean the address at which Tenant will be billed which is the Leased Premises.

"BUILDING" shall mean the structure in which the Demised Premises and Leased Premises are contained.

"COMMENCEMENT DATE" shall mean April 1, 2000.

"COMMON FACILITIES" shall mean the land surrounding the Building, the parking area and all drives and walkways, all generally as shown on Exhibit F to the General Terms of Lease.

"DEMISED PREMISES" shall mean the space leased by Landlord pursuant to the Fleming Lease.

"EWING LEASE" shall mean the Lease Agreement including amendments, if any, by and between Ewing Associates ("Lessor") and The Grand

Union Company ("Lessee"), a copy of which is attached hereto and marked as Exhibit A.

"FLEMING" shall mean Fleming Companies, Inc., the Sub-Sublandlord from time to time, under the Sub-Sublease Agreement.

"FLEMING LEASE" shall mean the Sub-Sublease Agreement, including amendments, if any, by and between Fleming Companies, Inc., ("Fleming") and Marrazzo's Market at Ewing, L.L.C., ("Marrazzo's Market") a copy of which is attached hereto and marked as Exhibit C.

"GRAND UNION LEASE" shall mean the Sublease, including amendments, if any, by and between Grand Union Company ("Sublessor") and Fleming Companies, Inc. ("Sublessee") a copy of which is attached hereto and marked as Exhibit B.

"HOURS OF OPERATION" shall mean Monday through Friday from 10:00 a.m. to 7:00 p.m. and Saturdays and Sundays from 10:00 a.m. to 4:00 p.m., excluding all banking holidays. The hours of operation set forth herein may be modified by the Tenant at its sole discretion provided the modified hours of operation are reasonable hours of operation as compared to other banking facilities in Mercer County.

"LEASED PREMISES" shall mean the space leased by Tenant from Landlord pursuant to this Sublease Agreement and as more particularly described in Exhibit E.

"LEASE YEAR" shall mean a period of twelve (12) consecutive calendar months, the first of which will begin on the Commencement Date.

"LESSEE" shall mean The Grand Union Company, the Lessee from time to time under the Ewing Lease.

"LESSOR" shall mean Ewing Associates, the Lessor from time to time, under the Ewing Lease.

"MARRAZZO'S MARKET" shall mean Marrazzo's Market at Ewing, L.L.C., the Sub-Subtenant from time to time, under the Sub-Sublease Agreement.

"MORTGAGEE" shall mean the holder of any mortgage or security interest now or hereafter encumbering the Building, improvements, appurtenances or personal property of Landlord.

"OPERATING EXPENSES" shall mean real estate taxes, payments "in lieu of real estate taxes," insurance premiums and other expenses as referred to in Article 4 of, and as more particularly described in Exhibit G to the General Terms of Lease.

"STANDARD INDUSTRIAL CLASSIFICATION (SIC) NUMBER" shall mean the SIC number applicable to Tenant's primary business and referred to in Article 2 of the General Terms of Lease which Tenant represents and warrants is 6021.

"SUBLESSEE" shall mean Fleming Companies, Inc., the Sublessee from time to time, under the Grand Union Lease.

"SUBLESSOR" shall mean The Grand Union Company, the Sublessor from time to time, under the Grand Union Lease.

"SUB-SUBLANDLORD" shall mean Fleming Companies, Inc., the Sub-Sublandlord from time to time, under the Sub-Sublease Agreement.

"SUB-SUBTENANT" shall mean Marrazzo's Market at Ewing, L.L.C., the Sub-Subtenant from time to time, under the Sub-Sublease Agreement.

"TENANT IMPROVEMENTS" shall mean the improvements to the Leased Premises constructed for by Tenant for Tenant's use and occupancy.

"TENANT PLANS" shall mean the final plans, specifications and working drawings required to be supplied by Tenant and approved in writing by Landlord for the construction of the Leased Premises and the Tenant Improvements as herein defined.

"TENANT PLANS DEADLINE" shall mean the date on or before which Landlord must deliver written approval or disapproval of the Tenant Plans, which Landlord and Tenant agree will be five (5) business days after receipt of same by Landlord.

"TENANT'S PRO RATA SHARE," shall mean the ratio of (x) the rentable square feet in the Leased Premises, over (y) the total rentable square feet in the Demised Premises, which Landlord and Tenant agree is .981 percent as of the date hereof which is subject to change upon a recalculation of the total rentable building size.

If any of the operating expense is related to any item entirely within the Leased Premises and for the sole use and benefit of the Tenant, then Tenant shall pay 100% of such cost. Otherwise, Tenant shall pay his pro rata share.

"TERM" shall mean a period of 5 years and 0 months from the Commencement Date referred to in Article 3 of the General Terms of Lease and will, if the context requires, include any extension(s) of the initial Term and be subject to earlier termination as provided in the General Terms of Lease.

"USE" shall mean Tenant's occupancy of the Leased Premises as referred to in
Article 2 of the General Terms of Lease for the purpose of a full-service bank only.

         IN WITNESS WHEREOF, Landlord and Tenant have hereunto set their hands and seals, or caused this Sublease to be signed by their duly authorized general partners, officers or agents, as of the date and year first above written.

WITNESS:                                         SAMUEL MARRAZZO

XXXXXXXXXXXXXXXX                                 /s/ Samuel Marrazzo
----------------------                           -----------------------------



                                                 MARGARET MARRAZZO

XXXXXXXXXXXXXXXX                                 /s/ Margaret Marrazzo
----------------------                           -----------------------------




ATTEST:                                          YARDVILLE NATIONAL BANK

XXXXXXXXXXXXXXXX                                 /s/ XXXXXXXXXXXXXXXX
----------------------                           -----------------------------

                             GENERAL TERMS OF LEASE
                             ----------------------

 ARTICLE 1. LEASED PREMISES.

     Section 1.1 Tenant will have the right to use and occupy its leasehold interest and, with respect to the Leased Premises, the right to use in common with other tenants of the Shopping Center and their invitees, customers and employees, those public areas of the Common Facilities, all subject to the terms, conditions and limitations set forth in the Ewing Lease, Grand Union and/or Fleming Lease.

 ARTICLE 2. USE.

    Section 2.1 Landlord hereby leases to Tenant, and Tenant hires from Landlord, only for the operation of a full-service banking facility, a portion of the Demised Premises consisting of approximately 346 sq. ft. as more specifically described in Exhibit E attached hereto and incorporated herein. Tenant agrees, except as to those provisions relating to the payment of rent by the Tenant and as otherwise specifically set forth in this Sublease Agreement to be bound by all of the covenants and obligations of the Sub-Subtenant as set forth in the Fleming Lease.

    Section 2.2 Tenant will use and occupy the Leased Premises for the use specified only and for no other use. Notwithstanding the foregoing, Tenant's use of the Leased Premises will, at all times, be lawful and will not constitute waste, nuisance or unreasonable annoyance to Landlord or other tenants of the Shopping Center.

    Section 2.3 Tenant warrants that it will not do or allow anything which will cause its SIC, as hereinafter set forth in this Agreement, to change and/or fall within any of the SIC number(s) to which the Industrial Site Recovery Act, N.J.S.A. 13:1K-6, et seq. ("ISRA") is now or may hereafter be applicable. Tenant further warrants that it will not use the Leased Premises or any part thereof to refine, produce, store, handle, transfer, process, or transport "hazardous waste" or "hazardous substances" as such terms are now or may hereafter be defined under any federal, state or local law or regulation. In the event Tenant shall breach this warranty, Landlord will have, in addition to any other remedies available, the right to immediately terminate this lease.

ARTICLE 3. TERM OF LEASE.

     Section 3.1 The initial Term of this Lease shall be for the period beginning April 1, 2000, and ending at 11:59 p.m. on March 31, 2005 ("Initial Term"). Thereafter, the term of this Lease shall be automatically renewed for three (3) successive additional terms of five (5) years ("Renewal Term") each unless Tenant terminates this Lease by giving written notice to Landlord Tenant at least ninety (90) days prior to the end of the Initial Term or Renewal Term, as applicable. The Initial Term and Renewal Term are referred to herein as the "Term." Notwithstanding any provision herein to the contrary, this Lease shall automatically terminate upon the expiration or termination of the Fleming Lease for any reason. In no event shall Tenant have the right to exercise any options to extend the term of the Fleming Lease that may be available to Landlord under the Fleming Lease.

ARTICLE 4. RENT AND ADDITIONAL RENT.

    Section 4.1 In addition to the Base Rent, and as Additional Rent, Tenant shall pay .981 percent (sublease square footage [346 sq. ft.] divided by total square footage (35,280 sq. ft.]) of all of the common area expenses and other charges for which Sub-Subtenant is responsible under the terms of the Ewing Lease, Grand Union Lease or Fleming Lease as well as .981 percent of Landlord's Operating Expenses, including, but not limited to, electricity, steam, utility taxes, water (including sewer rentals), casualty and liability repairs and maintenance, building and cleaning supplies, window cleaning, service contracts, independent contractors and all other expenses providing that provided that nothing herein shall obligate Tenant to be responsible for salaries, wages, medical, surgical, general welfare benefits, and pension payments of employees of Landlord. However, with respect to "repairs and maintenance" only, Tenant shall not be responsible for any prorate share of repairs and maintenance to a portion of the building that has no effect on Tenant's Leased Premises.

    Section 4.2 Tenant will pay Base Rent and Additional Rent without any setoff, deduction or demand whatsoever. Base Rent will be paid in monthly installments, in advance, on the first day of each month during the Term in the amount set forth in this Sublease Agreement.

    Section 4.3 Any and all charges and costs which Tenant is required to pay pursuant to this Sublease, together with all interest and penalties that may accrue thereon in the event of Tenant's failure to pay such amounts, and all damages, costs, and expenses which Landlord may incur by reason of any default or failure on Tenant's part to comply with the terms of this Sublease, will be deemed to be Additional Rent. In the event of non-payment by Tenant of any Additional Rent, Landlord will have all the rights and remedies with respect thereto which Landlord has for non-payment of Base Rent.

    Section 4.4 In addition to any other remedies provided for herein, in the event of any installment of Base Rent or payment of

Additional Rent remains unpaid for more than seven (7) calendar days after receipt of written notice thereof, then a late charge of four percent (4%) of the amount(s) so overdue may be charged by Landlord for each month or part thereof that the same remains overdue. This charge will be deemed compensation to Landlord for the inconvenience and expense of policing and processing the late payment(s) and will be in addition to and not in lieu of any other remedy the Landlord may have under the circumstances and in addition to any reasonable fees and charges of any agents or attorney Landlord may employ in the event of any default hereunder, whether authorized herein or by law.

ARTICLE 5. COMPLIANCE WITH LAWS.

    Section 5.1 Tenant will, at its expense, promptly observe and comply or cause compliance with all laws and ordinances, orders, rules, regulations, and requirements of all federal, state, county or municipal governments and appropriate departments, agencies, commissions, boards and offices thereof, and the board of fire underwriters and/or any other body exercising similar functions and all insurance companies writing policies covering the building and/or Leased Premises, or any part thereof, foreseen or unforeseen, ordinary as well as extraordinary, which relate or pertain to Tenant's use and occupancy of the Leased Premises, including the conduct of Tenant's business therein, whether or not the same: a) involve any change of governmental policy; b) are now in force or hereafter passed, enacted or directed, or c) require extraordinary repairs, alterations, equipment or additions of any work (or changes of such work) or any other requirements incidental thereto, of any kind which may be applicable to, or in or about, the Leased Premises including, without limitation, the fixtures, equipment thereof, or the purposes to which the Leased Premises are put, or manner or use of the Leased Premises at the commencement or during the term of this Sublease. Tenant's obligations as set forth in this paragraph will include, but not be limited to, compliance with any and all laws, orders, rules, regulations and requirements relating to life safety and environmental control, conservation or protection, including, without limitation, the Occupational Safety and Health Act (OSHA), the Spill Compensation and Control Act, and the Industrial Site Recovery Act (ISRA) with respect to the use of and operation of the Leased Premises. In the event of Tenant's failure to comply with the conditions of this paragraph, Landlord may, but will not be required to, perform any of the Tenant's obligations as stated herein. It is specifically understood that Tenant will defend, indemnify and hold harmless Landlord, its agents, successors and assigns from and against, and be responsible for, payment of any and all costs, expenses, claims, fines, penalties, and damages that may in any manner arise out of or be imposed because of the failure of Tenant to comply with the provisions of this paragraph, including expenses incurred by

 Landlord in the exercise of its rights pursuant to this paragraph, and all of the foregoing shall be deemed Additional Rent.

ARTICLE 6. EVENTS OF DEFAULT; REMEDIES.

    Section 6.1 It will be a default hereunder if, at any time after the date hereof, any of the following events (hereinafter called "Events of Default") occurs:

    (a) Tenant fails to pay any installment of Base Rent or Operating Expenses, or any part thereof, when same is due and payable and such failure continues for seven (7) days after receipt of written notice thereof;

    (b) Tenant fails to pay any item of Additional Rent or any other charges required to be paid by Tenant hereunder and such failure continues for ten (10) days after receipt of written notice thereof from Landlord to Tenant; or

    (c) Tenant fails to perform any of the requirements of this Sublease (other than the payment of money) on the part of Tenant to be performed or observed and such failure continues for thirty (30) days after receipt of written notice thereof from Landlord to Tenant; or

    (d) Tenant allows the Leased Premises to become vacant, deserted, or abandoned for a period of forty-five (45) days (the fact that any Tenant property remains in the Leased Premises shall not be evidence that Tenant has not vacated or abandoned the Leased Premises) or if Tenant fails to keep the Leased Premises occupied to the extent necessary to maintain fire insurance coverage; or

    (e) Tenant assigns, mortgages or encumbers this Sublease, Tenant's Leased Premises or any part thereof, other than as expressly permitted hereunder; or

    (f) Tenant makes an assignment for the benefit of its creditors; or

    (g) Any petitions filed by or against Tenant in any court, whether or not pursuant to any statute of the United States or any state in any bankruptcy, reorganization, extension, arrangement or any insolvency proceeding and, with regard any petition filed against Tenant, the same is not dismissed within forty-five (45) days, provided that during such period, Tenant continues to pay all Base Rent and all Additional Rent in performance of all of its obligations under this Sublease; or

    (h) A receiver or trustee is appointed for all or any substantial portion of Tenant's property and, with regard to a proceeding brought against Tenant, the same is not dismissed in forty-five (45) days, provided that during such period Tenant continues to pay all Base Rent and all Additional Rent in performance of all of its obligations under this Sublease; or

    (i) If a petition or proceeding is filed or commenced by against Tenant for its dissolution or liquidation, other than in connection with any merger permitted hereunder, or if Tenant's property is taken by any governmental authority in connection with a dissolution or liquidation and, with regard to a petition filed or commenced against Tenant, the same is not dismissed within forty-five (45) days, provided that during such time Tenant continues to pay all Base Rent and all Additional Rent and performs all of its obligations under this Sublease; or

    (j) If a levy under judgment against Tenant is not satisfied or bonded within thirty (30) days.

    Section 6.2 Upon occurrence of any one or more of the aforementioned Events of Default and the expiration of the period of time for curing the same, if any, Landlord may give Tenant a notice (hereinafter called "Notice of Termination") of its intention to end the term of this Sublease at the expiration of five (5) days from date of service of such Notice of Termination. At the expiration of five (5) days, the term hereof, as well as all of the right, title and interest of Tenant hereunder, will wholly cease and expire in the same manner and with the same force and effect as if the date of expiration of such five (5) day period were the date originally specifically herein for expiration of the term, and Tenant will then quit and surrender the Leased Premises to Landlord, but Tenant will be liable to Landlord as hereinafter provided. Notwithstanding the foregoing provision of this paragraph, Landlord will not be required to give any Notice of Default and no cure period shall be applicable for the failure of Tenant to observe or perform any of its agreements or obligations hereunder if, within any one hundred eighty (180) day period, Tenant has committed two or more defaults hereunder and Landlord has transmitted to Tenant two or more Default Notices.

    Section 6.3 If this Sublease is terminated as provided hereinabove, Landlord or Landlord's agent and servants may, at any time thereafter, re-enter the Leased Premises and remove Tenant, its agents, employees, servants, licensees, permittees and any subtenants or assignees, and all of its or their property, either by summary dispossess proceeding or by any suitable action or proceeding at law, without being liable to indictment charges of any nature, and recover and enjoy the Leased Premises together with all additions, alterations, and improvements thereto.

    Section 6.4 If default occurs during the original Term, then all Rent and Additional Rent shall be paid monthly for the remainder of the Term, and the Leased Premises shall be restored at Tenant's sole expense within seventy-five
(75) days after default.

    Section 6.5 If default occurs during any Option Period, then all Rent and Additional Rent shall be paid monthly for the twelve (12) months following such date of default, and the Leased Premises shall be restored at Tenant's sole expense within seventy-five (75) days after default.

    Section 6.7 In case of any such termination by summary proceeding or otherwise, Tenant agrees that:

    (a) The Base Rent and all Additional Rent required to be paid by Tenant hereunder will thereupon become due and be paid up to the time of such termination or dispossess. Tenant will also pay to Landlord, as Additional Rent, all of Landlord's reasonable expenses for attorneys' fees, brokerage commissions, all costs paid or incurred by Landlord for retaking and repossessing the Leased Premises (including the removal of personal and property therefrom), restoring the Leased Premises to good order and condition, altering and otherwise preparing the same for reletting (without regard to whether such alterations may be characterized as capital improvements), the unamortized portion of any rental concessions, Tenant fit-out or abatement (treated as if amortized over the initial Term hereof) and for all other reasonable costs and expenses incurred in securing a new tenant or tenants (all of the foregoing collectively referred to as the "Early Termination Damages").

    (b) Landlord may, at any time and from time to time, relet the Leased Premises, in whole or in part, in its own name, for a term or terms which, at Landlord's option, may be for the remainder of the then current Term of this Sublease, or for any longer or shorter period. Landlord undertakes to use reasonable efforts to relet the Leased Premises so as to mitigate damages but will not be required to prefer such reletting to any letting of other vacant space in the Building.

    (c) Tenant will be obligated and agrees to pay to Landlord, upon demand, and Landlord will be entitled to recover from Tenant, the Early Termination Damages plus damages in an amount equal to the excess, if any, of (i) all Base Rent and all Additional Rent as would have been required to be paid by Tenant under this Sublease for each calendar month had this Sublease and the Term not been so terminated, over (ii) the rents, if any, collected by Landlord in respect of such calendar month pursuant to any reletting. In no event will Tenant be entitled to receive any excess of such rents over the sums payable by Tenant to Landlord hereunder. Said damages will be payable by Tenant to Landlord in monthly installments in the same manner as Base Rent hereunder, and no suit or action brought to collect the amount of the deficiency for any month will in any way prejudice Landlord's right to collect the deficiency for any subsequent month by a similar proceeding.

    (d) Suit or suits for the recovery of any and all such damages, or for any installments thereof, may be brought by Landlord from time to time at its election, and nothing herein contained will be deemed to require Landlord to postpone suit until the date the Term would have expired had the Lease not been terminated as provided herein or under any provision of law or had landlord not re-entered into or upon the Leased Premises.

    (e) If any statute or rule of law governing Landlord's claim for damages will limit the amount of such claim capable of being so proved and allowed, Landlord will be entitled to prove as and for liquidated damages and have allowed an amount equal to the maximum allowed by or under any such statute or rule of law.

SECTION 7. CUMULATIVE REMEDIES; WAIVER

    Section 7.1 Every term, condition, agreement or provision contained in this Sublease will also be deemed to be a covenant.

    Section 7.2 In addition to the other remedies provided in this Sublease, Landlord will be entitled to the restraint by injunction of any violation or attempted to threatened violation of any of the terms or covenants of this Sublease. Landlord's remedies under the terms of this Sublease are cumulative and are not intended to be exclusive of any other remedies to which Landlord may be lawfully entitled, at law or in equity, in case of any breach by Tenant of any provision of this Sublease.

    Section 7.3 The failure of the Landlord to insist in any one or more cases upon the strict performance of any of the terms of covenants of this Sublease, or to exercise any option herein contained, will not be construed as a waiver or a relinquishment for the future of any such term or covenant. No waiver by Landlord of any term or covenant of this Sublease will be deemed to have been made unless made in a writing signed by Landlord.

    Section 7.4 Neither the payment by Tenant nor acceptance by Landlord of rent or any other payment, nor the acceptance by Landlord of performance of anything required by this Sublease to be performed, with the knowledge of the breach of any term or covenant of this Sublease, will be deemed a waiver of such breach or of any of Landlord's rights hereunder. Landlord's acceptance of rent or any other payment in a lesser amount than is due (regardless of any endorsement on any check, or any statement in any letter accompanying any such rent or payment) will not operate or be construed either as an accord and satisfaction or in any manner other than as payment on account of the earliest rent or other sums then unpaid.

    Section 7.5 Tenant and Landlord waive all right to trial by jury in any proceeding instituted with respect to this Sublease.

ARTICLE 8. SURRENDER OF PREMISES.

    Section 8.1 Tenant will, upon the expiration or earlier termination of this Sublease, quit and surrender the Leased Premises to Landlord, together with all Tenant Improvements and other alterations (unless Landlord elects otherwise as hereinafter provided) and replacements thereof then on the Leased Premises, in good order, condition and repair, except for reasonable wear and tear. Prior to the expiration or earlier termination of this Sublease, the Tenant will remove all of its property, equipment and trade fixtures from the Leased Premises without damage, leaving the Leased Premises in broom-clean condition. All property not removed by Tenant will be deemed abandoned by Tenant and Landlord reserves the right to charge the cost of removal, storage and/or disposal of same to Tenant.

    Section 8.2 If the Leased Premises is not surrendered at the end of the Term, including a failure to surrender by virtue of failure to comply with ISRA as referred to hereinabove, or if the Leased Premises is damaged or is not in broom-clean condition upon surrender, Tenant will indemnify Landlord against any loss or liability resulting, including, without limitation and in addition to any other remedy or claim of Landlord's, any claims made or damages sustained by any succeeding tenant founded on the delay, condition and/or damage.

    Section 8.3 Tenant's obligations under this Article 8 will survive the expiration or earlier termination of this Sublease and surrender of the Leased Premises.

ARTICLE 9. ASSIGNMENT OR SUBLETTING.

    Section 9.1 Tenant will neither assign this Sublease, sublet the Leased Premises or any part thereof, nor encumber its interest in this Sublease unless it receives the written consent of the Landlord which shall not be unreasonably withheld.

    Section 9.2 Tenant, without Landlord's consent, may sublet or assign its interest in this Sublease to any affiliate or subsidiary corporation of Tenant or to any corporation resulting from a merger or consolidation with Tenant or to any person or entity which acquires all of the assets of Tenant's business as a going concern without violating this provision, provided, however, that Tenant remains liable under the terms of this Sublease.

ARTICLE 10. MAINTENANCE AND REPAIRS; COVENANT AGAINST WASTE; RIGHT OF
INSPECTION.

    Section 10.1 Tenant will, at its sole cost and expense, maintain the Leased Premises and all of its fixtures, systems, equipment and improvements, in clean, safe, orderly and sanitary condition free of accumulation of dirt and rubbish. Tenant will not permit or suffer any overloading of the floors of the Leased Premises and will not do or suffer any waste or injury with respect thereto. In case of any destruction or damage of any kind whatsoever to the Leased Premises, or any part thereof or system therein, including, without limitation, any glass and the Tenant Improvements in or at the Leased Premises, Tenant shall repair said damage or destruction as speedily as possible at Tenant's own cost and expense, provided, however, that if any such damage or destruction results solely from the act, fault or negligence of Landlord, or anyone acting under Landlord, when making replacements pursuant to this Sublease Agreement, then it will be the responsibility of Landlord to make the repairs at its expense. Tenant will also be responsible, at its own cost and expense, to (i) repair HVAC, electrical or plumbing system(s), if any, ("Tenant System") which service only the Leased Premises, and (ii) maintain throughout the Term an HVAC maintenance contract and, if required by Landlord, a maintenance contract on any other Tenant System(s), covering any such Tenant System(s). When used in this Article, the term "repair(s)" includes replacement(s), restoration(s), addition(s), improvement(s), alteration(s) and/or renewal(s) when necessary. Prior to making any repairs, Tenant will notify Landlord of the nature of the damage or destruction and contractors Tenant intends to employ to effect the repairs. The provisions and conditions of Article 12 applicable to changes or alterations (including the condition that Landlord may require that the repairs be performed by its agents, servants, employees or contractors) will similarly apply to repairs required to be done by Tenant under this Article. to the extent that there are any warranties or guaranties applicable to the Leased Premises, including the fixtures, equipment and systems therein, which could be applicable to the obligations of Tenant under this Article, Landlord will assign said warranties or guaranties to Tenant.

ARTICLE 11. MECHANIC'S LIENS.

    Section 11.1 Tenant will not suffer or permit any Mechanics Notice of Intention or Mechanic's Lien ("Lien") against the Leased Premises and/or Property or any part thereof, by reason of any work, labor, services or materials done or supplied, or claimed to have been done or supplied, for or to Tenant or any contractor or subcontractor employed by Tenant or anyone holding the Leased Premises or any part thereof through or under Tenant ("Lien"). If at any time a Lien is filed against the Leased Premises and/or Property, Tenant will cause the same to be discharged of record or bonded within thirty (30) days after notice to Tenant of the filing of same. If Tenant fails to discharge or bond any such Lien within such period, then, in addition to any other right or remedy of Landlord, Landlord may elect, but shall not be obligated, either to procure the discharge of the Lien by bonding or by payment or deposit into court of the amount claimed to be due, or to compel the prosecution of an action for the foreclosure of such Lien by the lienor and to pay the amount of the judgment, if any, in favor of the lienor within interest, costs and allowances. Any amounts paid or deposited by Landlord for any of the aforesaid purposes, and all legal and other expenses and disbursements of Landlord, including reasonable counsel fees, in defending any action or in or about procuring the discharge of such Lien, together with interest thereon at the rate which is the Prime Rate as published in the Wall Street Journal, from time to time, plus five percent (5%), from the date of payment or deposit, will become due and payable forthwith by Tenant to Landlord, as Additional Rent.

ARTICLE 12. ALTERATIONS.

    Section 12.1 Tenant will not make, cause or permit any alterations, additions, improvements ("alterations") in or to the Leased Premises without in each instance obtaining Landlord's prior written consent thereto. By way of illustration but not limitation, Landlord will be entitled to withhold its consent if the proposed alterations (i) impair or affect the structural soundness or integrity of the Leased Premises, Building, or any of the systems or equipment therein, (ii) lessen the present or future value of the Demised Premises or Building, (iii) change the type of use of the Leased Premises; or
(iv) increase the risk of damage or injury to the Leased Premises, the Building or the occupants of the Building. Any such consent by Landlord may be upon condition that the work be performed by Landlord's agents, servants, employees or contractors and that Tenant furnish to Landlord such evidence of Tenant's financial ability to assure payment and/or completion as Landlord may reasonably require. If Landlord so elects and notifies Tenant at the time of Tenant's request to make such alterations, Tenant will, at its sole cost and expense, remove any alterations (structural or non-structural) at the expiration or other termination of this Sublease, repair all damage caused by such removal and restore the Leased Premises to the condition in which they were prior to the installation of any such alterations. Nothing herein contained will be construed to restrict Tenant's right to install or to make any changes in Tenant's own movable trade fixtures or to qualify Landlord's obligation to make structural replacements as provided in this Sublease. The provisions of this Article are subject to the terms and conditions of any mortgage to which this Sublease is subordinate, and if the consent of any such mortgagee is required for such work, such consent will be obtained by Tenant before any such work is commenced. In that regard, Landlord agrees to reasonably cooperate with Tenant in obtaining the consent of such mortgagee.

    Plans and specification for any proposed alterations will be submitted to Landlord for approval upon the request for its consent together with a reputable contractor's (which may include a contractor in Tenant's employ) estimate of the cost thereof. Upon completion of the alterations, Landlord is to receive one print and one reproducible copy of the "as-built" construction plans.

    Section 12.2 In making any alteration contemplated by this Article, or any repair or restoration contemplated by other items and conditions of this Sublease, the parties will comply with all applicable laws, regulations, ordinances and orders and procure all requisite permits, all at Tenant's expense. Copies of all such approvals, authorizations and permits will be delivered to and retained by Landlord. Each party will, on written request from the other, execute any documents necessary to be signed on its part in order to obtain any such permit. All alterations made hereunder will be performed in a first-class, good and workmanlike manner using new materials at least equivalent in quality to those used in the construction of the Building.

    Section 12.3 Tenant will maintain, or cause Tenant's contractors to maintain, worker's compensation and comprehensive general liability insurance and property damage insurance, all in amounts, and with companies and on forms reasonably satisfactory to Landlord and on an occurrence basis. Such insurance will be in effect at all times during any period of such contractor's entry upon the Leased Premises and certificates of insurance will be delivered to Landlord prior to any such entry by Tenant or Tenant's contractors. If required by Landlord, such insurance will name Landlord as additional insured(s), and in all cases will be primary insurance not contributing with other insurance Landlord or its contractors and/or construction manager may carry. Landlord will not in any way be liable for any injury, loss, theft or damage which may occur to any supplies or equipment of, or any decorations or installations made by, Tenant or Tenant's contractors, the same being at the sole risk of Tenant and Tenant's contractors.

ARTICLE 13. INSURANCE.

    Section 13.1 During the term of this Sublease, Tenant will, at its own cost and expense, provide and keep in force the following insurance:

    (a) Comprehensive general liability insurance written on an occurrence basis, naming Landlord as additional insured, against claims for bodily injury, death or property damage occurring in or about the Leased Premises, the Demised Premises and the Common Facilities (including, without limitation, bodily injury, death or property damage resulting directly or indirectly from or in connection with any alteration, improvement or repair thereof made by and on behalf on the Tenant) with limits on an occurrence basis of not less than $1,000,000.00/$2,000,000.00 for bodily injury or death and $500,000.00 for property damage or $5,000,000.00 combined single. Tenant's coverage must include (i) premises/operations, (ii) excess owner's, contractor's protective, and (iii) blanket contractual liability.

    (b) Workman's Compensation in statutory amounts and employer's liability of at least $100,000.00.

    (c) Insurance covering its contents and all Tenant Improvements from loss or damage from fire or casualty and, as to Tenant Improvements, such coverage shall be written on an all-risk special form commercial property insurance (or its equivalent) and shall include a replacement cost valuation, and shall name Landlord as loss payee and mortgagee as their interests may appear.

    (d) Such other insurance as Landlord or any mortgagee may reasonably require from time to time.

    Section 13.2 All policies will be obtained by Tenant and copies of same, or at Landlord's option, certificates evidencing coverage will be delivered to Landlord at or before the Commencement Date. All insurance will be written by companies satisfactory to the Landlord and Mortgagee and authorized to do business in the State of New Jersey. All policies will be for periods that are consistent with the term of this Lease and shall contain a provision whereby the same cannot be canceled or materially altered unless Landlord is given at least thirty (30) days prior written notice of such cancellation. All policies of insurance to be obtained which relate or pertain to the Leased Premises, the Building, the Common Facilities or any of the Tenant's contents, Tenant's improvements, fixtures and property, must include a waiver by the insurer of all rights of subrogation.

ARTICLE 14. QUIET ENJOYMENT.

    Section 14.1 Landlord covenants that so long as Tenant pays the rents and performs the covenants and conditions in this Sublease, Tenant may peacefully hold and enjoy the Leased Premises during the Term subject, however, to the terms of this Sublease.

ARTICLE 15. DAMAGE OR DESTRUCTION.

    Section 15.1 In case of any damage to or destruction of the Leased Premises, or any part thereof, Tenant will promptly give written notice thereof to Landlord.

    Section 15.2 If the Building or the Leased Premises is partially or totally damaged or destroyed by fire or other cause, then, whether or not the damage or destruction resulted from the fault or neglect of Tenant (and if this Sublease has not been terminated as hereinafter provided in this Article), Landlord will repair the damage and restore and rebuild the Building and/or Leased Premises (which for purposes of this Article shall not include any Tenant Improvements).

    Section 15.3 If the Building or the Leased Premises is partially damaged or partially destroyed by fire or other cause, the rents payable hereunder will be abated to the extent that the Leased Premises has been rendered unusable to Tenant in the conduct of its business and for the period from the date of such damage or destruction to the date the damage was repaired or restored. If the Leased Premises or a major part thereof has been totally (which shall be deemed to include substantially) damaged or destroyed or rendered completely unusable to Tenant in the conduct of its business on account of fire or other cause, the rents shall completely abate as of the date of the damage or destruction and until Landlord repairs, restores and rebuilds the Leased Premises provided, however, that if Tenant reoccupies a portion of the Leased Premises for the conduct of Tenant's business during the time that the restoration work is taking place and prior to the date that the same are made completely tenantable, rents allocable to such portion will be payable by Tenant from the date of such occupancy.

    Section 15.4 In case of any damage or destruction mentioned in this Article, Landlord may terminate this Sublease, by notice to the Tenant, if the Leased Premises and/or Building are not reasonably capable of restoration within ninety
(90) days. Within thirty (30) days after such fire or casualty, Landlord will advise Tenant in writing as to whether or not it can restore the Premises within the ninety (90) day period referred to above, and whether or not it elects to terminate this Sublease as provided in this Section. If Landlord elects not to terminate the Sublease, then Landlord will have one hundred eighty (180) days from receipt of Tenant's notice of such damages to restore the Leased Premises. In the event Landlord is not able to restore the Leased Premises within 180 days, then Tenant shall have the option to terminate this Sublease by providing written notice of termination to Landlord.

    Section 15.5 Provided that Landlord diligently prosecutes such repair and restoration, Landlord will have no liability if the term for repair or restoration extends beyond the two hundred ten (210) day period. During any period of restoration, Tenant will be responsible for the security of its goods, fixtures and equipment and will be responsible at its costs and expense to remove same from the damaged Leased Premises pending restoration if necessary, it being understood and agreed that Landlord will have no responsibility or liability with respect thereto if the same remain in the damaged area.

    Section 15.6 Notwithstanding anything to the contrary contained herein, Landlord's obligation to repair will not extend to the Tenant Improvements unless Tenant makes available to Landlord the funds to pay for the cost of such repairs and Landlord's repairs will not exceed the scope of the work required to be done at the outset of this Sublease as set forth in Exhibit E and any additional improvements made by the Tenant consistent with the terms of this Lease. Furthermore, should the damage or destruction occur during the last year of the Term, then notwithstanding any contrary provision contained herein, Landlord will have the option of not repairing the Leased Premises. Landlord must give Tenant notice of its election not to repair within thirty (30) days of receipt of Tenant's notice of the damage or destruction or such option will be deemed terminated.

    Section 15.7 No damages, compensation or claim will be payable by Landlord for inconvenience, loss of business or otherwise arising from any repair or restoration of any portion of the Leased Premises or of the Building pursuant to this Article. Landlord will use reasonable and diligent efforts to effect such repair or restoration promptly and in such manner as not to unreasonably interfere with Tenant's use and occupancy.

    Section 15.8 Notwithstanding anything to the contrary contained herein, Landlord's obligations to repair the damage and restore and rebuild the Building and/or the Leased Premises pursuant to this Article will be contingent upon its obtaining all necessary approvals from the applicable governmental authorities.

ARTICLE 16. EMINENT DOMAIN.

    Section 16.1 The Tenant agrees that, in the event of taking of the premises by eminent domain, it will make no claim for the value of the unexpired term of this lease, except to the extent as may be necessary to recover the reasonable value of its leasehold improvements and trade fixtures.

ARTICLE 17. INDEMNIFICATION.

    Section 17.1 Tenant covenants and agrees, at its sole cost and expense and in addition to any other right or remedy of Landlord hereunder, to indemnify and save harmless Landlord from and against any and all loss, costs, expense and liability from claims by any third party(ies) (but excluding any liability arising solely out of the negligence of Landlord or its agents, employees or contractors), including, without limitation, reasonable attorneys' fees and court costs, arising from or in connection with (a) Tenant's use, occupancy, operation and control of the Leased Premises or Common Facilities, (b) the conduct or management of any work, or any act or omission whatsoever, done in or on the Leased Premises by or under the direction or at the request of Tenant,
(c) any breach or default on the part of Tenant in the payment of any rent or performance of any covenant or agreement on the part of Tenant to be performed pursuant to the terms of this Sublease, or (d) any act or negligence of Tenant or any of its agents, contractors, servants, employees, licensees or invitees.

    Section 17.2 In the event that any action or proceeding is brought against Landlord by reason of any claims covered by the foregoing indemnity, Tenant will, upon notice from Landlord, resist or defend such action or proceeding. Landlord will not defend such action or proceeding so long as Tenant is diligently doing so. Landlord will give prompt notice to Tenant of any action or proceeding brought against Landlord by reason of any claims covered by the foregoing indemnity together with copies of any documents served on Landlord in connection therewith, and Landlord will not settle any claim without Tenant's written consent.

ARTICLE 18. SELF-HELP.

    Section 18.1 Tenant covenants and agrees that if it, at any time, fails to make any payments or perform any act which it is obligated to make or perform under this Sublease, then Landlord may, but will not be obligated to, after Tenant's time to make any such payment or perform any such act as provided in this Sublease has expired and any required notice has been given, and without waiving or releasing Tenant from any of its obligations under this Sublease, make any such payment or perform any such act in such manner and to such extent as is necessary and consistent with Tenant's obligations hereunder. In exercising any such rights, Landlord may pay or incur costs and expenses, including, without limitation, reasonably attorneys' fees. Notwithstanding the foregoing, Landlord may make any such payment or perform any such act before Tenant's time to do so (as provided in Article 6) has expired only if payment or performance of the same is necessary or required prior to the expiration of the applicable grace period for the preservation or protection of the Building and/or Leased Premises.

    Section 18.2 Provided Landlord has given notice to Tenant and Tenant has failed to pay all sums within thirty (30) days of such notice, then all sums so paid or incurred in connection with the performance of any such act by Landlord, together with interest thereon from the date that the Landlord made such expenditure at the rate which Yardville National Bank announces as its so-called "base rate," from time to time for the first month after the making of such expenditure will be deemed Additional Rent hereunder and, except as otherwise in this Sublease expressly provided, will be payable to Landlord on demand or, at the option of Landlord, may be added to any rent then due or thereafter becoming due under this Sublease.

ARTICLE 19. ESTOPPEL CERTIFICATE.

    Section 19.1 Each party agrees that, at any time and from time to time, within ten (10) days of the receipt of written request by the other, it will execute, acknowledge and deliver a statement in writing certifying (i) that this Sublease is unmodified and in full force and effect, or if there have been modifications, that the same is in full force and effect as modified and stating the modification, (ii) the dates to which the Base Rent and other charges have been paid and the amount of same, and (iii) to the best of knowledge of the certifying party whether there are any default or rent abatements or offsets claimed. Notwithstanding the foregoing, it is intended that any such statement delivered pursuant to this Article may be relied upon by any prospective Purchaser of the fee or mortgagee or assignee of any mortgage of the Landlord's interest in the Building and/or Leased Premises and the statement will contain such other information as is requested, and be in the form required by such Purchaser, mortgagee or assignee.

ARTICLE 20. SUBORDINATION AND NON-DISTURBANCE.

    Section 20.1 This Sublease is and will at all times be subject and subordinate to (i) the lien of any mortgage on or affecting the Building or any part thereof, at the date hereof, and (ii) the Ewing Lease, Grand Union and/or Fleming Lease. The provisions of this subordination shall be automatic and no further instrument of subordination will be necessary, but in confirmation of this subordination Tenant will, at Landlord's request, execute and deliver such further instruments as may be required by the holder(s) of said mortgage(s), Ewing Lease, Grand Union and/or Fleming Lease. Where there is a conflict between the obligations of the Landlord to Tenant and Landlord's obligations under the Ewing Lease, Grand Union and/or Fleming Lease, then Landlord's obligation under the Ewing Lease, Grand Union and/or Fleming Lease shall prevail and pass through to Tenant in accordance with this Sublease Agreement.

    Section 20.2 If any Mortgagee or any other person claiming by or through any Mortgagee, or by or through any foreclosure proceeding or sale in lieu of foreclosure, succeeds to the rights of Landlord under this Sublease, Tenant will, at the request of such successor or at Landlord's request, attorn to and recognize such successor as the landlord of Tenant under this Sublease, and Tenant will promptly execute, acknowledge and deliver at any time any instruments required by such person to evidence such attornment and/or confirm Tenant's agreements to attorn. Upon such attornment, this Sublease will continue as a direct lease from such successor landlord to Tenant, upon and subject to all of the provisions of this Sublease for the remainder of the Term, except that the successor landlord will not be:

    (a) liable for any previous act or omission of Landlord under this Sublease;

    (b) subject to any offset not expressly provided for in this Sublease which has theretofore accrued to Tenant against Landlord;

    (c) bound by (i) any modification of this lease after the date of such mortgage, or (ii) any prepayment of more than one (1) months' Base Rent or Additional Rent, unless same has been expressly approved in writing by the holder of such mortgage through or by reason of which the successor landlord shall have succeeded to the rights of Landlord under this Sublease.

    (d) bound by any security deposit which Tenant may have paid to any prior landlord, unless such deposit is in an escrow fund available to Mortgagee, or actually received by Mortgagee;

    (e) bound by any provision in the Lease which obligates the landlord to erect or complete any building or to perform any construction work or to make any improvements to the Premises or to expand or rehabilitate any existing improvements or to restore any improvements following any casualty or taking;

    (f) bound by any notice of termination given by Landlord to Tenant without Mortgagee's written consent thereto; or

    (g) personally liable under the Lease and Mortgagee's liability under the Lease shall be limited to the ownership interest of Lender in the Premises. Tenant will further agree with Mortgagee that Tenant will not voluntarily subordinate the Lease to any lien or encumbrance without Mortgagee's prior written consent.

    Notwithstanding anything to the contrary contained herein, this Sublease shall be contingent upon Landlord's obtaining for Tenant's benefit a recognition agreement satisfactory to Tenant from all Mortgagees having a lien on or affecting the Building or any part thereof at the date hereof and all parties having a prior interest in the Building, Common Facilities and/or Leased Premises prior to execution of this document.

ARTICLE 21. NOTICES.

    Section 21.1 Except as expressly provided in this Sublease to the contrary, all notices, demands and requests (other than invoices for Base Rent or Additional Rent) which are required to be given by either party to the other will be in writing and will be sent by United States first class certified or registered mail, return receipt requested, and addressed to (i) Landlord at the address set forth in the agreement with a copy to Leo R. Zamparelli, Esquire, 1719 Brunswick Pike, Lawrenceville, New Jersey 08648, or (ii) to Tenant at the address set forth in the agreement with a copy to Daniel J. O'Donnell, Esquire, c/o Destribats, Campbell, DeSantis, Magee & O'Donnell, 247 White Horse Avenue, Trenton, New Jersey 08610. Notices for late payments may be send by way of regular mail and/or facsimile transmittal.

    Section 21.2 Notice is deemed to be given upon receipt, provided, however, that in the event a party refused to accept delivery of said certified mail, the notice will nevertheless be deemed to be given upon the date of refusal to accept delivery.

ARTICLE 22. BROKER.

    Section 22.1 Landlord and Tenant represent to each other that they dealt with no broker in connection with this Sublease.

    Section 22.2 Tenant agrees that if any claim should be made for commissions by any broker by reason of any act of Tenant or its representatives, Tenant will hold Landlord free and harmless from any and all loss, liabilities, and expenses in connection therewith. Landlord will give prompt notice to Tenant after any such claim is made by any broker. Tenant will have the right to defend such claim and Landlord will not pay or settle such claim as long as Tenant is defending same.

    Section 22.3 Landlord agrees that if any claims should be made for commissions by any broker by reason of any act of Landlord or its representatives, Landlord will hold Tenant free and harmless from any and all loss, liabilities and expenses in connection therewith. Tenant will give prompt notice to Landlord after any such claim is made by any such broker. Landlord will have the right to defend such claim and Tenant will not pay or settle such claim as long as Landlord is defending same.

ARTICLE 23. SIGNS.

    Section 23.1 Tenant will not place any signs on the land, or the exterior or interior of the Building, or in any window whereby such sign would be visible from the outside of the Building, except as agreed to in writing by Landlord. Tenant will obtain, at its sole cost and expense, any and all permits, licenses or approvals which may be necessary in connection with its sign or signs.

    Section 23.2 Any and all signs are to be approved by Landlord, whose approval shall not be unreasonably withheld.

ARTICLE 24. HOLDOVER.

    Section 24.1 If Tenant continues in the occupancy of the Leased Premises after the expiration of the Term, Tenant's occupancy will be deemed a month-to-month tenancy subject to the terms of the Sublease and Tenant will pay the Base Rent in effect upon the expiration of the Term together with the Additional Rent provided herein or one and one-half (1.5) times such charges if Landlord has immediate use for such space. The provision of this Article will not be construed (i) to relieve Tenant from liability to Landlord for damages resulting from any such holding over, or (ii) as Landlord's consent for Tenant to hold over.

ARTICLE 25. LIMITATION OF LIABILITY.

    Section 25.1 Notwithstanding any contrary provision contained in this Sublease, neither Landlord, nor any of its officers, directors, principal partners, agents or employees, will be responsible or liable to Tenant:

    (a) for any damage or injury resulting from acts or omissions of persons occupying or using any other part of the Building or for any injury or damages resulting from acts or omissions of persons occupying or using any other part of the Building or for any injury or damage resulting from bursting, stoppage or leakage of water, sprinkler, gas, sewer or steam pipes; or

    (b) for any consequential damages or lost profits, under any circumstances whatsoever.

    Notwithstanding the provisions of this Section, if Landlord is in default with respect to its obligations hereunder and is thereby or otherwise determined to be liable to Tenant (whether as a result of negligence, strict liability, breach of warranty or any other theory or concept of liability), Landlord will be liable for monetary damages only and as of the date such cause of action occurs, following a final judgment establishing such default or liability.

ARTICLE 26. MODIFICATIONS REQUESTED BY MORTGAGEE.

    Section 26.1 Tenant hereby agrees that if any Lender to the Landlord proposing to make a mortgage on Landlord's interests in the Building and/or Leased Premises requires, as a condition to making any loan to be secured by such mortgage, that Tenant agree to modifications to this Sublease, or that Tenant supply corporate financial statements and/or other information, then Tenant agrees that it will enter into an agreement with Landlord making such modifications as are requested by such Lender and will supply such financial statements and other information as are requested by such Lender. Under no circumstances will Tenant be required to agree to any modification which changes the Leased Premises, increases the Base Rent or any Additional Rent, abridges or enlarges the Term, or requires the expenditure of funds by Tenant which Tenant is not obligated to expend pursuant to the existing terms of this Sublease. Tenant will execute such modification or supply such information within ten (10) days after Landlord's request. In the event of Tenant's refusal, Landlord will have the right among other remedies, to cancel and terminate this Sublease. Provided, however, that nothing in this Section 26.1 shall require the Tenant to consent to any modifications that materially adversely affect the Tenant's rights under the Sublease.

ARTICLE 27. PARKING.

    Section 27.1 Employees of Tenant will be required to park in designated areas or spaces. A minimum of three (3) such spaces will be assigned to Tenant.

ARTICLE 28. RULES AND REGULATIONS.

    Section 28.1 Tenant, its agents, employees, contractors, licensees, and invitees, will at all times abide by and observe the Rules and Regulations as may be promulgated from time to time by Landlord for the operation and maintenance of the Building and Common Facilities provided, however, that a copy of the same are sent to Tenant and that the same are in conformity with common practice and usage in similar buildings and are not inconsistent with the provisions of this Sublease; as well as any Rules and Regulations promulgated pursuant to the Ewing Lease, Grand Union Lease or Fleming Lease. Landlord shall provide to Tenant copies of all Rules and Regulations referred to in this Article.

ARTICLE 29. REGULATION OF COMMON FACILITIES.

    Section 29.1 The Common Facilities are at all times subject to the exclusive control and management of Lessor and Landlord. Lessor and Landlord will have the right to change the areas, locations and arrangements of parking areas, lobbies, and other Common Facilities (provided that Tenant and its customers will have reasonable access to the Leased Premises) all of which is set forth in this Sublease or in the Ewing Lease, Grand Union and/or Fleming Lease as the case may be.

ARTICLE 30. CAPTIONS.

    Section 30.1 The captions in this Sublease are for convenience and reference only, in no way define, limit or describe the scope or intent of this Sublease and are in no way to affect the interpretation or construction of this Sublease.

ARTICLE 31. APPLICABILITY TO SUCCESSORS AND ASSIGNS.

    Section 31.1 The provisions of this Sublease will be binding upon and inure to the benefit of Landlord and Tenant, and their respective heirs, successors, legal representatives, and assigns, but nothing herein will grant to Tenant the right to assign this Sublease other than pursuant to the provisions hereof. It is understood that the term "Landlord" as used in this Sublease means only the owner, a mortgagee in possession, or a term lessee of the Demised Premises, so that in the event of any assignment by Landlord of the Lease for the Demised Premises, or if a mortgagee takes possession of the Building and/or Demised Premises, the Landlord named herein will be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder accruing thereafter, and it will be deemed, without further agreement, that the Purchaser, the term lessee of the Building and/or Demised Premises, or the mortgagee in possession has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder accruing from and after the date of transfer, lease or possession, as applicable.

ARTICLE 32. ENTIRE AGREEMENT; MODIFICATION.

    Section 32.1 This Sublease (i) constitutes the entire and only agreement between the parties relating to the subject matter hereof, (ii) cancels and supersedes any prior agreements or discussions between the parties or their representatives, and (iii) may not be modified except by an instrument in writing which is signed by both parties.

ARTICLE 33. MISCELLANEOUS.

    Section 33.1 The terms, covenants, conditions, provisions and agreements of this Sublease are deemed to be severable. If any clause or provision herein contained is adjudged to be invalid or unenforceable by a court of competent jurisdiction or by operation of any applicable law or regulation, it will not affect the validity of any other clause or provision herein, but such other clause or provisions will remain in full force and effect. In addition, Landlord may pursue the relief or remedy sought in any invalid clause, by conforming such clause with the provisions of the statute or regulation as if the particular provisions of the applicable statute or regulation were set forth herein at length.

    Section 33.2 This Sublease is not to be strictly construed against either Landlord or Tenant. No remedy or election given by any provision in this Sublease is deemed exclusive unless so indicated, but each, whenever possible, is cumulative with all other remedies in law or at equity.

    Section 33.3 All obligations of Tenant which, by their nature, cannot be ascertained to have been fully performed until after the end of the Term, will survive the expiration or sooner termination of this Sublease.

    Section 33.4 With respect to any provision of this Sublease which provides, or is held to provide, that Landlord may withhold or delay any consent or any approval or exercise its judgment or discretion, Tenant in no event will be entitled to make, and Tenant hereby waives, any claim for damages, directly or by way of setoff, counterclaim or defense, based upon any claim or assertion by Tenant that Landlord has unreasonably withheld or unreasonably delayed any consent or approval or unreasonably exercised its judgment or discretion.

    Section 33.5 This Sublease is to be interpreted, governed by and enforced in accordance with the substantive laws of the State of New Jersey.

                                    EXHIBIT I

                               Base Rent Schedule

           Dates               Annual Rent      Monthly Rent     Sq. Ft. Charge
           -----               -----------      ------------     --------------

    4/01/00 to 3/31/01           $0.00             $0.00             $0.00
    4/01/01 to 3/31/02         $20,000.00        $1,666.67          $57.80
    4/01/02 to 3/31/03         $20,000.00        $1,666.67          $57.80
    4/01/03 to 3/31/04         $20,000.00        $1,666.67          $57.80
    4/01/04 to 3/31/05         $20,000.00        $1,666.67          $57.80

Option Renewal Term 1
---------------------
    4/01/05 to 3/31/06         $21,000.00        $1,750.00          $60.69
    4/01/06 to 3/31/07         $21,000.00        $1,750.00          $60.69
    4/01/07 to 3/31/08         $21,000.00        $1,750.00          $60.69
    4/01/08 to 3/31/09         $21,000.00        $1,750.00          $60.69
    4/01/09 to 3/31/10         $21,000.00        $1,750.00          $60.69

Option Renewal Term 2
---------------------
    4/01/10 to 3/31/11         $22,050.00        $1,837.50          $63.73
    4/01/11 to 3/31/12         $22,050.00        $1,837.50          $63.73
    4/01/12 to 3/31/13         $22,050.00        $1,837.50          $63.73
    4/01/13 to 3/31/14         $22,050.00        $1,837.50          $63.73
    4/01/14 to 3/31/15         $22,050.00        $1,837.50          $63.73

Option Renewal Term 3
---------------------
    4/01/15 to 3/31/16         $23,152.50        $1,929.38          $66.91
    4/01/16 to 3/31/17         $23,152.50        $1,929.38          $66.91
    4/01/17 to 3/31/18         $23,152.50        $1,929.38          $66.91
    4/01/18 to 3/31/19         $23,152.50        $1,929.38          $66.91
    4/01/19 to 3/31/20         $23,152.50        $1,929.38          $66.91

In addition to the Base Rent, Tenant shall pay Additional Rent as set forth in the General Terms of Lease.